EXHIBIT 99.1

RR Donnelley Reports Fourth-Quarter and Full-Year 2014 Results

CHICAGO, Feb. 25, 2015 (GLOBE NEWSWIRE) -- R.R. Donnelley & Sons Company (Nasdaq:RRD) today reported financial results for the fourth quarter and full year of 2014:

Highlights:

  Full-year 2014 results favorable to or in line with previous guidance as detailed below:

	2014 Previous Guidance	2014 Actual Results
Net sales	$11.6 to $11.7 billion	$11.6 billion
Non-GAAP adjusted EBITDA margin (1)	10.6% to 10.7%	10.7%
Depreciation and amortization	Approximately $480 million	$474.0 million
Interest expense	Approximately $285 million	$282.1 million
Non-GAAP effective tax rate (2)	34% to 35%	31.0%
Diluted share count	Approximately 200 million	200.0 million
Capital expenditures	$225 to $250 million	$223.6 million
Free cash flow(3)	$400 to $500 million	$499.1 million
(1) GAAP net earnings attributable to RR Donnelley common shareholders was $117.4 million, or 1.0% of revenue
(2) GAAP effective tax rate was 17.9%
(3) Defined as operating cash flow less capital expenditures, which were $722.7 million and $223.6 million, respectively
  Fourth-quarter net sales of $3.1 billion grew 11.4% from the fourth quarter of 2013; organic net sales grew 0.5% from the fourth quarter of 2013
  Fourth-quarter GAAP net earnings attributable to common shareholders of $19.5 million, or $0.10 per diluted share, compared to GAAP net earnings attributable to common shareholders in the fourth quarter of 2013 of $104.0 million, or $0.56 per diluted share
  Fourth-quarter non-GAAP net earnings attributable to common shareholders of $105.8 million, or $0.52 per diluted share, compared to non-GAAP net earnings attributable to common shareholders in the fourth quarter of 2013 of $89.8 million, or $0.49 per diluted share
  Fourth-quarter non-GAAP adjusted EBITDA of $326.9 million increased by $33.3 million, or 11.3%, from the fourth quarter of 2013
  Company issues full-year 2015 guidance

"We continued to drive positive organic revenue growth and managed our cost structure and capital spending to generate nearly $500 million in free cash flow for the year. These results allowed us to reduce our total debt by $225 million, decreasing our year-end gross leverage ratio from 3.3x to 2.9x and approaching our targeted range of 2.25x to 2.75x on a long-term sustainable basis," said Thomas J. Quinlan III, RR Donnelley's President and Chief Executive Officer. "As we look ahead to 2015, we expect to build upon the success we are having with our four go-to-market strategies, and remain committed to migrating toward our targeted leverage range."

Net Sales

Net sales in the quarter were $3.1 billion, up $314.0 million, or 11.4%, from the fourth quarter of 2013, largely due to the acquisitions of Consolidated Graphics and the North American operations of Esselte. After adjusting for the impact of acquisitions, changes in foreign exchange rates, dispositions and changes in pass-through paper, organic sales increased 0.5% from the fourth quarter of 2013, as increases in the Strategic Services, International and Variable Print segments were partially offset by the decline in the Publishing and Retail Services segment.

GAAP Earnings

Fourth-quarter 2014 net earnings attributable to common shareholders was $19.5 million, or $0.10 per diluted share, compared to net earnings attributable to common shareholders of $104.0 million, or $0.56 per diluted share, in the fourth quarter of 2013. The fourth-quarter 2014 diluted share count increased by 17.6 million shares from the fourth quarter of 2013, primarily related to shares issued in connection with the acquisitions of Consolidated Graphics and the North American operations of Esselte. The fourth-quarter net earnings attributable to common shareholders included pre-tax charges of $143.6 million and $74.5 million in 2014 and 2013, respectively, all of which were excluded from the presentation of non-GAAP net earnings attributable to common shareholders. Additional details regarding the amount and nature of these and other items are included in the attached schedules.

Non-GAAP Earnings

Fourth-quarter 2014 non-GAAP adjusted EBITDA was $326.9 million, or 10.7% of net sales, compared to non-GAAP adjusted EBITDA of $293.6 million, or 10.7% of net sales, in the fourth quarter of 2013. The increase in non-GAAP adjusted EBITDA was primarily due to the acquisitions of Consolidated Graphics and the North American operations of Esselte, as well as higher volume, in the International and Strategic Services segments. These increases were partially offset by price pressure in all four operating segments, which also negatively impacted margin.

Non-GAAP net earnings attributable to common shareholders totaled $105.8 million, or $0.52 per diluted share, in the fourth quarter of 2014 compared to $89.8 million, or $0.49 per diluted share, in the fourth quarter of 2013. Reconciliations of net earnings attributable to common shareholders to non-GAAP adjusted EBITDA and non-GAAP net earnings attributable to common shareholders are presented in the attached schedules.

2015 Guidance

The Company provides the following full-year guidance for 2015, which excludes any impact of the previously announced pending acquisition of Courier Corporation:

	2015 Guidance	2014 Actual Results
Net sales	$11.7 to $11.9 billion	$11.6 billion
Non-GAAP adjusted EBITDA margin	10.3% to 10.5%	10.7%
Depreciation and amortization	$455 to $465 million	$474.0 million
Interest expense	$265 to $275 million	$282.1 million
Non-GAAP effective tax rate	33% to 34%	31.0%
Diluted share count	Approximately 202 million	200.0 million
Capital expenditures	$225 to $250 million	$223.6 million
Free cash flow(1)	$400 to $500 million	$499.1 million
(1) Defined as operating cash flow less capital expenditures

Conference Call

RR Donnelley will host a conference call and simultaneous webcast to discuss its fourth-quarter results today, Wednesday, February 25, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The live webcast will be accessible on RR Donnelley's web site: www.rrdonnelley.com. Individuals wishing to participate must register in advance at http://www.meetme.net/rrd. After registering, participants will receive dial-in numbers, a passcode, and a personal identification number (PIN) that is used to uniquely identify their presence and automatically join them into the audio conference. A webcast replay will be archived on the Company's web site for 30 days after the call. In addition, a telephonic replay of the call will be available for seven days at 630.652.3042, passcode 8850237#.

About RR Donnelley

RR Donnelley (Nasdaq:RRD) helps organizations communicate more effectively by working to create, manage, produce, distribute and process content on behalf of our customers. The company assists customers in developing and executing multichannel communication strategies that engage audiences, reduce costs, drive revenues and increase compliance. RR Donnelley's innovative technologies enhance digital and print communications to deliver integrated messages across multiple media to highly targeted audiences at optimal times for clients in virtually every private and public sector. Strategically located operations provide local service and responsiveness while leveraging the economic, geographic and technological advantages of a global organization.

For more information, and for RR Donnelley's Global Social Responsibility Report, visit the company's web site at http://www.rrdonnelley.com.

Use of non-GAAP Information

This news release contains certain non-GAAP measures. The Company believes that these non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company's operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to these indicators. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Use of Forward-Looking Statements

This news release includes certain "forward-looking statements" within the meaning of, and subject to the safe harbor created by, Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the business, strategy and plans of RR Donnelley and its expectations relating to future financial condition and performance. These statements include all of the items under the column labeled "2015 Guidance" in the table included under the "2015 Guidance" section. Statements that are not historical facts, including statements about RR Donnelley management's beliefs and expectations, are forward-looking statements. Words such as "believes," "anticipates," "estimates," "expects," "intends," "aims," "potential," "will," "would," "could," "considered," "likely," "estimate" and variations of these words and similar future or conditional expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. While RR Donnelley believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond RR Donnelley's control. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend upon future circumstances that may or may not occur. Actual results may differ materially from RR Donnelley's current expectations depending upon a number of factors affecting the business and risks associated with the performance of the business. These factors include such risks and uncertainties detailed in RRD's periodic public filings with the SEC, including but not limited to those discussed under "Risk Factors" in RRD's Form 10-K for the fiscal year ended December 31, 2013, those discussed under "Cautionary Statement" in RRD's quarterly Form 10-Q filings, and other filings with the SEC and in other investor communications of RRD from time to time. RR Donnelley does not undertake to and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect future events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.

R. R. Donnelley & Sons Company
Condensed Consolidated Balance Sheets
As of December 31, 2014 and December 31, 2013
(UNAUDITED)
(in millions, except per share data)

	December 31, 2014	December 31, 2013
Assets

Cash and cash equivalents	$ 527.9	$ 1,028.4
Receivables, less allowances for doubtful accounts	2,033.8	1,832.3
Inventories	586.2	501.2
Prepaid expenses and other current assets	225.4	199.7
Total Current Assets	3,373.3	3,561.6
Property, plant and equipment - net	1,515.5	1,430.1
Goodwill	1,706.6	1,436.3
Other intangible assets - net	423.7	315.9
Deferred income taxes	234.1	118.8
Other noncurrent assets	386.1	375.5
Total Assets	$ 7,639.3	$ 7,238.2

Liabilities

Accounts payable	$ 1,296.6	$ 1,143.0
Accrued liabilities	867.3	814.8
Short-term and current portion of long-term debt	203.4	270.9
Total Current Liabilities	2,367.3	2,228.7
Long-term debt	3,429.1	3,587.0
Pension liabilities	616.1	245.2
Other postretirement benefits plan liabilities	210.8	174.1
Other noncurrent liabilities	395.6	349.5
Total Liabilities	7,018.9	6,584.5

Equity

Common stock, $1.25 par value	323.7	303.7
Authorized shares: 500.0
Issued shares: 259.0 shares in 2014 (2013 - 243.0 shares)
Additional paid-in capital	3,041.5	2,802.4
Accumulated deficit	(559.1)	(473.4)
Accumulated other comprehensive loss	(773.6)	(488.1)
Treasury stock, at cost, 59.2 shares in 2014 (2013 - 61.2 shares)	(1,438.7)	(1,512.8)
Total RR Donnelley shareholders' equity	593.8	631.8
Noncontrolling interests	26.6	21.9
Total Equity	620.4	653.7
Total Liabilities and Equity	$ 7,639.3	$ 7,238.2

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended December 31,						For the Twelve Months Ended December 31,
	2 0 1 4 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 4 NON- GAAP	2 0 1 3 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 3 NON- GAAP	2 0 1 4 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 4 NON-GAAP	2 0 1 3 GAAP	ADJUSTMENTS TO NON-GAAP	2 0 1 3 NON-GAAP
Total net sales	$ 3,069.3	$ --	$ 3,069.3	$ 2,755.3	$ --	$ 2,755.3	$ 11,603.4	$ --	$ 11,603.4	$ 10,480.3	$ --	$ 10,480.3

Total cost of sales (1)	2,401.7	--	2,401.7	2,151.7	--	2,151.7	9,052.8	(14.3)	9,038.5	8,149.8	--	8,149.8

Total gross profit (1)	667.6	--	667.6	603.6	--	603.6	2,550.6	14.3	2,564.9	2,330.5	--	2,330.5

Selling, general and administrative expenses (SG&A) (1)	436.8	(96.1)	340.7	313.7	(3.7)	310.0	1,427.0	(104.3)	1,322.7	1,181.5	(5.9)	1,175.6
Restructuring, impairment and other charges - net	45.8	(45.8)	--	52.9	(52.9)	--	133.7	(133.7)	--	133.5	(133.5)	--
Depreciation and amortization	117.0	--	117.0	104.9	--	104.9	474.0	--	474.0	435.8	--	435.8
Income from operations	68.0	141.9	209.9	132.1	56.6	188.7	515.9	252.3	768.2	579.7	139.4	719.1

Interest expense - net	69.1	--	69.1	67.5	--	67.5	282.1	--	282.1	261.4	--	261.4
Investment and other expense (income) - net	0.7	(1.7)	(1.0)	18.2	(17.9)	0.3	9.6	(13.2)	(3.6)	27.4	(26.6)	0.8
Loss on debt extinguishment	--	--	--	--	--	--	77.1	(77.1)	--	81.9	(81.9)	--

Earnings (loss) before income taxes	(1.8)	143.6	141.8	46.4	74.5	120.9	147.1	342.6	489.7	209.0	247.9	456.9

Income tax expense (benefit)	(25.4)	57.7	32.3	(62.0)	88.7	26.7	26.3	125.6	151.9	(9.2)	148.4	139.2

Net earnings (loss)	23.6	85.9	109.5	108.4	(14.2)	94.2	120.8	217.0	337.8	218.2	99.5	317.7

Less: Income (loss) attributable to noncontrolling interests	4.1	(0.4)	3.7	4.4	--	4.4	3.4	5.6	9.0	7.0	1.0	8.0

Net earnings (loss) attributable to RR Donnelley common shareholders	$ 19.5	$ 86.3	$ 105.8	$ 104.0	$ (14.2)	$ 89.8	$ 117.4	$ 211.4	$ 328.8	$ 211.2	$ 98.5	$ 309.7

Net earnings per share attributable to RR Donnelley common shareholders:
Basic net earnings per share	$ 0.10		$ 0.53	$ 0.57		$ 0.49	$ 0.59		$ 1.66	$ 1.16		$ 1.70
Diluted net earnings per share	$ 0.10		$ 0.52	$ 0.56		$ 0.49	$ 0.59		$ 1.64	$ 1.15		$ 1.69
Weighted average common shares outstanding:
Basic	200.3		200.3	182.3		182.3	198.5		198.5	181.9		181.9
Diluted	201.8		201.8	184.2		184.2	200.0		200.0	183.5		183.5

Additional information:
Gross margin (1)	21.8%		21.8%	21.9%		21.9%	22.0%		22.1%	22.2%		22.2%
SG&A as a % of total net sales (1)	14.2%		11.1%	11.4%		11.3%	12.3%		11.4%	11.3%		11.2%
Operating margin	2.2%		6.8%	4.8%		6.8%	4.4%		6.6%	5.5%		6.9%
Effective tax rate	nm		22.8%	nm		22.1%	17.9%		31.0%	nm		30.5%

(1) Exclusive of depreciation and amortization
nm Not meaningful

The Company believes that certain non-GAAP measures, when presented in conjunction with comparable GAAP measures, are useful because that information is an appropriate measure for evaluating the Company's operating performance. Internally, the Company uses this non-GAAP information as an indicator of business performance, and evaluates management's effectiveness with specific reference to this indicator. These measures should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Three Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions, except per share data)

	For the Three Months Ended December 31, 2014					For the Three Months Ended December 31, 2013
	SG&A	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$ 436.8	$ 68.0	2.2%	$ 19.5	$ 0.10	$ 313.7	$ 132.1	4.8%	$ 104.0	$ 0.56

Non-GAAP adjustments:

Restructuring charges - net (1)	--	7.3	0.2%	7.1	0.04	--	14.0	0.5%	11.5	0.06
Impairment charges - net (2)	--	37.0	1.3%	33.8	0.17	--	5.2	0.2%	3.4	0.02
Other charges (3)	--	1.5	0.0%	1.0	--	--	33.7	1.2%	21.8	0.12
Acquisition-related expenses (4)	(0.4)	0.4	0.0%	0.2	0.00	(3.7)	3.7	0.1%	3.0	0.02
Pension settlement charges (5)	(95.7)	95.7	3.1%	58.4	0.29	--	--	--	--	--
Net loss on investments (6)	--	--	--	0.8	--	--	--	--	--	--
Venezuela currency remeasurement (7)	--	--	--	0.2	--	--	--	--	--	--
Loss on disposal of business (8)	--	--	--	--	--	--	--	--	12.3	0.07
Income tax adjustments (9)	--	--	--	(15.2)	(0.08)	--	--	--	(66.2)	(0.36)
Total Non-GAAP adjustments	(96.1)	141.9	4.6%	86.3	0.42	(3.7)	56.6	2.0%	(14.2)	(0.07)
Non-GAAP measures	$ 340.7	$ 209.9	6.8%	$ 105.8	$ 0.52	$ 310.0	$ 188.7	6.8%	$ 89.8	$ 0.49

(1) Restructuring charges - net: Operating results for the three months ended December 31, 2014 and 2013 were affected by the following pre-tax restructuring charges:

		2014	2013
Employee termination costs (a)		$ 2.5	$ 6.4
Other restructuring charges (b)		4.8	7.6
Total restructuring charges - net		$ 7.3	$ 14.0

(a) Employee termination costs resulted from the reorganization of certain operations.
(b) Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures.

(2) Impairment charges - net: Operating results for the three months ended December 31, 2014 and 2013 were affected by the following impairment charges:

		2014	2013
Goodwill impairment charges (a)		$ 18.1	$ --
Intangible asset impairment charges (b)		14.0	3.3
Total goodwill and intangible asset impairment charges		32.1	3.3
Other long-lived asset impairment charges		4.9	1.9
Total impairment charges - net		$ 37.0	$ 5.2

(a) Non-cash charge of $18.1 million to recognize the impairment of goodwill in the magazines, catalogs and retail inserts reporting unit within the Publishing and Retail Services segment. The goodwill impairment charge resulted from a reduction in the estimated fair value of the reporting unit based on lower expectations of future revenue, profitability and cash flows as compared to expectations as of the last annual goodwill impairment test.

(b) Impairment charges during the three months ended December 31, 2014, primarily due to non-cash impairment charges of $7.8 million, $4.1 million and $1.7 million related to the impairment of acquired customer relationship intangible assets in the Canada reporting unit within the International segment, the commercial and digital print reporting unit within the Variable Print segment and the financial reporting unit within the Strategic Services segment, respectively. The Company also recorded non-cash charges of $0.4 million related to the impairment of trade names in the commercial and digital print reporting unit within the Variable Print segment as a result of facility closures. During the three months ended December 31, 2013, non-cash charges primarily related to the impairment of acquired customer relationships of $3.3 million in the financial reporting unit within the Strategic Services segment.

(3) Other charges: Recognition of estimated charges related to the Company's decision to withdraw from multi-employer pension plans serving facilities that are currently operating.

(4) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(5) Pension settlement charges: included pre-tax charges of $95.7 million ($58.4 million after-tax) for the three months ended December 31, 2014, related to lump-sum pension settlement payments.

(6) Loss on investment: Impairment loss on an equity investment of $1.3 million pre-tax ($0.8 million after-tax) for the three months ended December 31, 2014.

(7) Venezuela currency remeasurement: Currency remeasurement in Venezuela resulted in an after-tax loss of $0.2 million for the three months ended December 31, 2014.

(8) Loss on disposal of business: Recognition of a pre-tax loss on the disposal of the R.R. Donnelley SAS ("MRM France") direct mail business in the International segment of $17.9 million ($12.3 million after-tax) for the three months ended December 31, 2013.

(9) For the three months ended December 31, 2014, income tax adjustments include a tax benefit related to the decline in value of an entity within the Strategic Services segment of $15.2 million. For the three months ended December 31, 2013, income tax adjustments included the recognition of a $58.5 million benefit related to the decline in value and reorganization of certain entities within the Publishing and Retail Services segment, a $7.2 million benefit for previously unrecognized tax benefits related to the expected resolution of certain federal tax matters as well as adjustments to previous estimates, including a benefit of $1.2 million for the Venezuela currency devaluation and expense of $0.7 million for the loss on debt extinguishment.

R.R. Donnelley & Sons Company
Reconciliation of GAAP to Non-GAAP Measures
For the Twelve Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions, except per share data)

	For the Twelve Months Ended December 31, 2014						For the Twelve Months Ended December 31, 2013
	Gross Profit	SG&A	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share	SG&A	Income from operations	Operating margin	Net earnings (loss) attributable to common shareholders	Net earnings (loss) attributable to common shareholders per diluted share
GAAP basis measures	$ 2,550.6	$ 1,427.0	$ 515.9	4.4%	$ 117.4	$ 0.59	$ 1,181.5	$ 579.7	5.5%	$ 211.2	$ 1.15

Non-GAAP adjustments:
Restructuring charges - net (1)	--	--	51.1	0.5%	34.6	0.17	--	74.2	0.7%	50.0	0.28
Impairment charges - net (2)	--	--	47.1	0.4%	40.4	0.20	--	20.9	0.2%	13.5	0.07
Other charges (3)	--	--	35.5	0.3%	22.0	0.11	--	38.4	0.4%	24.7	0.13
Acquisition-related expenses (4)	--	(8.6)	8.6	0.1%	6.9	0.04	(5.9)	5.9	0.1%	5.2	0.03
Pension settlement charges (5)	--	(95.7)	95.7	0.8%	58.4	0.29	--	--	--	--	--
Purchase accounting inventory adjustments (6)	14.3	--	14.3	0.1%	9.1	0.05	--	--	--	--	--
Loss on debt extinguishment (7)	--	--	--	--	49.8	0.25	--	--	--	53.9	0.29
Loss on bankruptcy of subsidiary (8)	--	--	--	--	14.2	0.07	--	--	--	--	--
Gain on bargain purchase (9)	--	--	--	--	(9.5)	(0.05)	--	--	--	--	--
Venezuela currency remeasurement (10)	--	--	--	--	8.2	0.04	--	--	--	1.0	0.01
Net (gain) loss on disposal of business (11)	--	--	--	--	(6.4)	(0.03)	--	--	--	12.3	0.07
Net (gain) loss on investments (12)	--	--	--	--	(1.1)	(0.01)	--	--	--	3.6	0.02
Income tax adjustments (13)	--	--	--	--	(15.2)	(0.08)	--	--	--	(65.7)	(0.36)
Total Non-GAAP adjustments	14.3	(104.3)	252.3	2.2%	211.4	1.05	(5.9)	139.4	1.4%	98.5	0.54
Non-GAAP measures	$ 2,564.9	$ 1,322.7	$ 768.2	6.6%	$ 328.8	$ 1.64	$ 1,175.6	$ 719.1	6.9%	$ 309.7	$ 1.69

(1) Restructuring charges - net: Operating results for the year ended December 31, 2014 and 2013 were affected by the following pre-tax restructuring charges:

			2014	2013
Employee termination costs (a)			$ 30.3	$ 40.4
Other restructuring charges (b)			20.8	33.8
Total restructuring charges - net			$ 51.1	$ 74.2

(a) For the year ended December 31, 2014, employee termination costs primarily resulted from the integration of Consolidated Graphics, including the closure of seven Consolidated Graphics facilities as well as one additional facility closure within the Variable Print segment, one facility closure within the Publishing and Retail Services segment and the reorganization of certain operations. For the year ended December 31, 2013, employee termination costs resulted from the reorganization of sales and administrative functions across all segments, the closing of three manufacturing facilities within the Variable Print segment, two manufacturing facilities within the Publishing and Retail Services segment and one manufacturing facility within the International segment and the reorganization of certain operations.

(b) Includes lease termination and other facility costs, including charges related to multi-employer pension plan withdrawal obligations related to facility closures.

(2) Impairment charges - net: Operating results for the year ended December 31, 2014 and 2013 were affected by the following impairment charges:

			2014	2013
Goodwill impairment charges (a)			$ 18.1	$ --
Intangible asset impairment charges (b)			15.0	3.3
Total goodwill and intangible asset impairment charges			33.1	3.3
Other long-lived asset impairment charges			14.0	17.6
Total impairment charges - net			$ 47.1	$ 20.9

(a) Non-cash charge of $18.1 million to recognize the impairment of goodwill in the magazines, catalogs and retail inserts reporting unit within the Publishing and Retail Services segment. The goodwill impairment charge resulted from a reduction in the estimated fair value of the reporting unit based on lower expectations of future revenue, profitability and cash flows as compared to expectations as of the last annual goodwill impairment test.

(b) During the year ended 2014, the Company recorded non-cash impairment charges of $7.8 million, $4.1 million and $1.7 million related to the impairment of acquired customer relationship intangible assets in the Canada reporting unit within the International segment, the commercial and digital print reporting unit within the Variable Print segment and the financial reporting unit within the Strategic Services segment, respectively. During the year ended December 31, 2014, the Company also recorded non-cash charges of $1.4 million related to the impairment of trade names in the commercial and digital print reporting unit within the Variable Print segment as a result of facility closures. During the year ended December 31, 2013, non-cash charges related to the impairment of acquired customer relationships of $3.3 million in the financial reporting unit within the Strategic Services segment.

(3) Other charges: Recognition of estimated charges related to the Company's decision to withdraw from multi-employer pension plans serving facilities that are currently operating.

(4) Acquisition-related expenses: legal, accounting and other expenses associated with completed or contemplated acquisitions.

(5) Pension settlement charges: included pre-tax charges of $95.7 million ($58.4 million after-tax) for the year ended December 31, 2014, related to lump-sum pension settlement payments.

(6) Purchase accounting inventory adjustments: included pre-tax charges of $14.3 million ($9.1 million after-tax) for the year ended December 31, 2014 as a result of inventory purchase accounting adjustments for Consolidated Graphics and Esselte.

(7) Loss on debt extinguishment: included a pre-tax loss of $77.1 million ($49.8 million after-tax) for the year ended December 31, 2014, related to the premiums paid, unamortized debt issuance costs and other expenses due to the repurchase of $211.1 million of the 8.25% senior notes due March 15, 2019, $100.0 million of the 7.25% senior notes due May 15, 2018 and $50.0 million of the 7.625% senior notes due June 15, 2020. For the year ended December 31, 2013, a pre-tax loss of $81.9 million ($53.9 million after-tax) was recognized related to the premiums paid, unamortized debt issuance costs and other expenses due to the repurchase of $273.5 million of the 6.125% senior notes due January 15, 2017, $250.0 million of the 7.25% senior notes due May 15, 2018, $130.2 million of the 8.60% senior notes due August 15, 2016 and $100.0 million of the 5.50% senior notes due May 15, 2015.

(8) Loss on bankruptcy of subsidiary: included a pre-tax loss of $16.4 million ($14.2 million after-tax) for the year ended December 31, 2014 as a result of the bankruptcy liquidation of RR Donnelley Argentina S.A., a subsidiary of RR Donnelley.

(9) Gain on bargain purchase: acquisition of Esselte resulted in a pre-tax gain of $9.5 million ($9.5 million after-tax) for the year ended December 31, 2014.

(10) Venezuela currency remeasurement: currency remeasurement in Venezuela resulted in a pre-tax loss, net of foreign exchange gains, of $18.4 million ($13.8 million after-tax), of which $5.6 million was included in loss attributable to noncontrolling interests for the year ended December 31, 2014. For the year ended December 31, 2013, the currency devaluation in Venezuela resulted in a pre-tax loss of $3.2 million ($2.0 million after-tax), of which $1.0 million was included in income attributable to noncontrolling interests.

(11) Net (gain) loss on disposal of business: included a pre-tax gain on the sale of Journalism Online of $11.2 million ($6.9 million after-tax) offset by a pre-tax loss on the sale of Office Tiger Global Real Estate Service Inc. of $0.8 million ($0.5 million after-tax) for the year ended December 31, 2014. The year ended December 31, 2013 included a pre-tax loss on the disposal of the MRM France direct mail business in the International segment of $17.9 million ($12.3 million after-tax).

(12) Net (gain) loss on investments: pre-tax gain of $3.0 million ($1.9 million after-tax) resulting from the sale of the Company's shares of a previously impaired equity investment offset by a pre-tax loss of $1.3 million ($0.8 million after-tax) from the impairment of an equity investment for the year ended December 31, 2014 and impairment losses on equity investments of $5.5 million ($3.6 million after-tax) for the year ended December 31, 2013.

(13) For the year ended December 31, 2014, income tax adjustments include a tax benefit related to the decline in value of an entity within the Strategic Services segment, of $15.2 million. For the year ended December 31, 2013, income tax adjustments included the recognition of a $58.5 million benefit related to the decline in value and reorganization of certain entities within the Publishing and Retail Services segment and a $7.2 million benefit for previously unrecognized tax benefits related to the expected resolution of certain federal tax matters.

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Three Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated

For the Three Months Ended December 31, 2014
Net sales	$ 682.7	$ 1,030.3	$ 669.6	$ 686.7	$ --	$ 3,069.3
Income (loss) from operations	14.3	82.6	64.4	27.1	(120.4)	68.0
Operating margin %	2.1%	8.0%	9.6%	3.9%	nm	2.2%

Non-GAAP Adjustments
Restructuring charges - net	0.4	4.5	0.6	1.9	(0.1)	7.3
Impairment charges - net	18.4	3.9	1.8	12.9	--	37.0
Other charges	--	1.3	0.2	--	--	1.5
Acquisition-related expenses	--	--	--	--	0.4	0.4
Pension settlement charges	--	--	--	--	95.7	95.7
Total Non-GAAP adjustments	18.8	9.7	2.6	14.8	96.0	141.9

Non-GAAP income (loss) from operations	$ 33.1	$ 92.3	$ 67.0	$ 41.9	$ (24.4)	$ 209.9
Non-GAAP operating margin %	4.8%	9.0%	10.0%	6.1%	nm	6.8%

Depreciation and amortization	34.4	39.8	17.0	23.8	2.0	117.0
Non-GAAP Adjusted EBITDA	$ 67.5	$ 132.1	$ 84.0	$ 65.7	$ (22.4)	$ 326.9
Non-GAAP Adjusted EBITDA margin %	9.9%	12.8%	12.5%	9.6%	nm	10.7%

Capital expenditures	$ 11.5	$ 8.7	$ 12.6	$ 18.0	$ 8.3	$ 59.1

For the Three Months Ended December 31, 2013
Net sales	$ 746.1	$ 674.4	$ 618.6	$ 716.2	$ --	$ 2,755.3
Income (loss) from operations	15.8	55.2	50.7	47.8	(37.4)	132.1
Operating margin %	2.1%	8.2%	8.2%	6.7%	nm	4.8%

Non-GAAP Adjustments
Restructuring charges - net	3.2	2.9	0.6	6.4	0.9	14.0
Impairment charges - net	1.6	(0.1)	3.6	0.1	--	5.2
Other charges	30.3	--	3.4	--	--	33.7
Acquisition-related expenses	--	--	--	0.2	3.5	3.7
Total Non-GAAP adjustments	35.1	2.8	7.6	6.7	4.4	56.6

Non-GAAP income (loss) from operations	$ 50.9	$ 58.0	$ 58.3	$ 54.5	$ (33.0)	$ 188.7
Non-GAAP operating margin %	6.8%	8.6%	9.4%	7.6%	nm	6.8%

Depreciation and amortization	39.4	24.2	14.2	25.8	1.3	104.9
Non-GAAP Adjusted EBITDA	$ 90.3	$ 82.2	$ 72.5	$ 80.3	$ (31.7)	$ 293.6
Non-GAAP Adjusted EBITDA margin %	12.1%	12.2%	11.7%	11.2%	nm	10.7%

Capital expenditures	$ 18.7	$ 22.6	$ 11.4	$ 20.8	$ 3.5	$ 77.0

R. R. Donnelley & Sons Company
Segment GAAP to Non-GAAP Operating Income and Non-GAAP Adjusted EBITDA and Margin Reconciliation
For the Twelve Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions)

	Publishing and Retail Services	Variable Print	Strategic Services	International	Corporate	Consolidated

For the Twelve Months Ended December 31, 2014
Net sales	$ 2,632.3	$ 3,767.9	$ 2,607.5	$ 2,595.7	$ --	$ 11,603.4
Income (loss) from operations	86.1	240.8	257.4	106.7	(175.1)	515.9
Operating margin %	3.3%	6.4%	9.9%	4.1%	nm	4.4%

Non-GAAP Adjustments
Restructuring charges - net	6.2	26.4	5.6	8.6	4.3	51.1
Impairment charges - net	20.8	10.8	1.8	13.7	--	47.1
Other charges	23.7	7.6	4.2	--	--	35.5
Acquisition-related expenses	--	0.1	--	0.4	8.1	8.6
Pension settlement charges	--	--	--	--	95.7	95.7
Purchase accounting adjustments	--	14.3	--	--	--	14.3
Total Non-GAAP adjustments	50.7	59.2	11.6	22.7	108.1	252.3

Non-GAAP income (loss) from operations	$ 136.8	$ 300.0	$ 269.0	$ 129.4	$ (67.0)	$ 768.2
Non-GAAP operating margin %	5.2%	8.0%	10.3%	5.0%	nm	6.6%

Depreciation and amortization	145.1	157.2	65.5	98.8	7.4	474.0
Non-GAAP Adjusted EBITDA	$ 281.9	$ 457.2	$ 334.5	$ 228.2	$ (59.6)	$ 1,242.2
Non-GAAP Adjusted EBITDA margin %	10.7%	12.1%	12.8%	8.8%	nm	10.7%

Capital expenditures	$ 43.5	$ 53.0	$ 41.0	$ 68.3	$ 17.8	$ 223.6

For the Twelve Months Ended December 31, 2013
Net sales	$ 2,774.8	$ 2,592.8	$ 2,453.0	$ 2,659.7	$ --	$ 10,480.3
Income (loss) from operations	109.6	197.9	232.8	147.3	(107.9)	579.7
Operating margin %	3.9%	7.6%	9.5%	5.5%	nm	5.5%

Non-GAAP Adjustments
Restructuring charges - net	31.1	14.7	4.8	17.9	5.7	74.2
Impairment charges - net	12.3	0.9	6.3	1.0	0.4	20.9
Other charges	30.3	--	8.1	--	--	38.4
Acquisition-related expenses	--	--	--	0.2	5.7	5.9
Total Non-GAAP adjustments	73.7	15.6	19.2	19.1	11.8	139.4

Non-GAAP income (loss) from operations	$ 183.3	$ 213.5	$ 252.0	$ 166.4	$ (96.1)	$ 719.1
Non-GAAP operating margin %	6.6%	8.2%	10.3%	6.3%	nm	6.9%

Depreciation and amortization	166.0	103.4	58.4	102.5	5.5	435.8
Non-GAAP Adjusted EBITDA	$ 349.3	$ 316.9	$ 310.4	$ 268.9	$ (90.6)	$ 1,154.9
Non-GAAP Adjusted EBITDA margin %	12.6%	12.2%	12.7%	10.1%	nm	11.0%

Capital expenditures	$ 57.7	$ 63.4	$ 34.9	$ 50.8	$ 9.8	$ 216.6

R. R. Donnelley & Sons Company
Condensed Consolidated Statements of Cash Flows
For the Twelve Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions)

	2014	2013

Net earnings	$ 120.8	$ 218.2
Adjustment to reconcile net earnings to net cash provided by operating activities	639.0	518.9
Changes in operating assets and liabilities	4.8	(12.7)
Pension and other postretirement benefits plan contributions	(41.9)	(29.6)
Net cash provided by operating activities	$ 722.7	$ 694.8

Capital expenditures	(223.6)	(216.6)
All other cash (used in) provided by investing activities	(353.6)	4.2
Net cash used in investing activities	$ (577.2)	$ (212.4)

Net cash (used in) provided by financing activities	$ (605.1)	$ 122.8

Effect of exchange rate on cash and cash equivalents	(40.9)	(7.5)

Net (decrease) increase in cash and cash equivalents	$ (500.5)	$ 597.7

Cash and cash equivalents at beginning of period	1,028.4	430.7

Cash and cash equivalents at end of period	$ 527.9	$ 1,028.4

Additional Information:

	2014	2013
For the Twelve Months Ended December 31:
Net cash provided by operating activities	$ 722.7	$ 694.8
Less: capital expenditures	223.6	216.6
Free cash flow	$ 499.1	$ 478.2

For the Nine Months Ended September 30:
Net cash provided by operating activities	$ 253.9	$ 307.1
Less: capital expenditures	164.5	139.6
Free cash flow	$ 89.4	$ 167.5

For the Three Months Ended December 31:
Net cash provided by operating activities	$ 468.8	$ 387.7
Less: capital expenditures	59.1	77.0
Free cash flow	$ 409.7	$ 310.7

R.R. Donnelley & Sons Company
Reconciliation of Reported to Pro Forma Net Sales
For the Three Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Three Months Ended December 31, 2014
Publishing and Retail Services	$ 682.7	$ --	$ 682.7
Variable Print	1,030.3	--	1,030.3
Strategic Services	669.6	--	669.6
International	686.7	--	686.7
Consolidated	$ 3,069.3	$ --	$ 3,069.3

For the Three Months Ended December 31, 2013
Publishing and Retail Services	$ 746.1	$ --	$ 746.1
Variable Print	674.4	345.7	1,020.1
Strategic Services	618.6	1.4	620.0
International	716.2	12.6	728.8
Consolidated	$ 2,755.3	$ 359.7	$ 3,115.0

Net sales change
Publishing and Retail Services	(8.5%)		(8.5%)
Variable Print	52.8%		1.0%
Strategic Services	8.2%		8.0%
International	(4.1%)		(5.8%)
Consolidated	11.4%		(1.5%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			---%
Variable Print			(0.2%)
Strategic Services			(0.4%)
International			(4.6%)
Consolidated			(1.2%)

Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(0.7%)
Variable Print			---%
Strategic Services			---%
International			0.3%
Consolidated			(0.1%)

Year-over-year impact of dispositions (2)
Publishing and Retail Services			---%
Variable Print			---%
Strategic Services			(0.1%)
International			(2.8%)
Consolidated			(0.7%)

Net organic sales change (3)
Publishing and Retail Services			(7.8%)
Variable Print			1.2%
Strategic Services			8.5%
International			1.3%
Consolidated			0.5%

The reported results of the Company include the results of Consolidated Graphics, MultiCorpora and Esselte from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the three months ended December 31, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.

For the three months ended December 31, 2013 the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1) Adjusted for net sales of acquired businesses: Consolidated Graphics, MultiCorpora and Esselte
(2) Adjusted for net sales of disposed businesses: Journalism Online, RR Donnelley Argentina S.A., Office Tiger Global Real Estate Service Inc. and MRM France
(3) Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company
Reconciliation of Reported to Pro Forma Net Sales
For the Twelve Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions)

	Reported net sales	Adjustments (1)	Pro forma net sales
For the Twelve Months Ended December 31, 2014
Publishing and Retail Services	$ 2,632.3	$ --	$ 2,632.3
Variable Print	3,767.9	149.4	3,917.3
Strategic Services	2,607.5	1.1	2,608.6
International	2,595.7	2.3	2,598.0
Consolidated	$ 11,603.4	$ 152.8	$ 11,756.2

For the Twelve Months Ended December 31, 2013
Publishing and Retail Services	$ 2,774.8	$ --	$ 2,774.8
Variable Print	2,592.8	1,300.3	3,893.1
Strategic Services	2,453.0	5.1	2,458.1
International	2,659.7	28.5	2,688.2
Consolidated	$ 10,480.3	$ 1,333.9	$ 11,814.2

Net sales change
Publishing and Retail Services	(5.1%)		(5.1%)
Variable Print	45.3%		0.6%
Strategic Services	6.3%		6.1%
International	(2.4%)		(3.4%)
Consolidated	10.7%		(0.5%)

Supplementary non-GAAP information:

Year-over-year impact of changes in foreign exchange (FX) rates
Publishing and Retail Services			---%
Variable Print			(0.2%)
Strategic Services			(0.1%)
International			(1.5%)
Consolidated			(0.4%)

Approximate year-over-year impact of changes in pass-through paper sales
Publishing and Retail Services			(0.8%)
Variable Print			---%
Strategic Services			---%
International			0.4%
Consolidated			(0.1%)

Year-over-year impact of dispositions (2)
Publishing and Retail Services			---%
Variable Print			---%
Strategic Services			---%
International			(2.1%)
Consolidated			(0.5%)

Net organic sales change (3)
Publishing and Retail Services			(4.3%)
Variable Print			0.8%
Strategic Services			6.2%
International			(0.2%)
Consolidated			0.5%

The reported results of the Company include the results of Consolidated Graphics, MultiCorpora and Esselte from the acquisition date forward. The Company has provided this schedule to reconcile reported net sales for the twelve months ended December 31, 2014 and 2013 to pro forma net sales as if the 2014 acquisitions took place as of January 1, 2013 for the purposes of this schedule.
For the twelve months ended December 31, 2014 and 2013, the adjustment for net sales of acquired businesses reflects the net sales of Consolidated Graphics (acquired January 31, 2014), MultiCorpora (acquired March 10, 2014), and Esselte (acquired March 25, 2014).

(1) Adjusted for net sales of acquired businesses: Consolidated Graphics, MultiCorpora and Esselte
(2) Adjusted for net sales of disposed businesses: Journalism Online, RR Donnelley Argentina S.A., Office Tiger Global Real Estate Service Inc. and MRM France
(3) Adjusted for net sales of acquired and disposed businesses, the impact of changes in FX rates and pass-through paper sales

R.R. Donnelley & Sons Company
Reconciliation of GAAP Net Earnings (Loss) to Non-GAAP Adjusted EBITDA
For the Three and Twelve Months Ended December 31, 2014 and 2013
(UNAUDITED)
(in millions)

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2014	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

GAAP net earnings (loss) attributable to RR Donnelley common shareholders	$ 117.4	$ 19.5	$ 62.2	$ 64.7	$ (29.0)

Adjustments
Income (loss) attributable to noncontrolling interests	3.4	4.1	2.6	0.9	(4.2)
Income tax expense (benefit)	26.3	(25.4)	35.7	39.5	(23.5)
Interest expense - net	282.1	69.1	71.2	70.8	71.0
Investment and other expense - net	9.6	0.7	2.0	2.3	4.6
Loss on debt extinguishment (1)	77.1	--	--	--	77.1
Depreciation and amortization	474.0	117.0	119.6	121.9	115.5
Restructuring, impairment and other charges - net (2)	133.7	45.8	19.9	22.8	45.2
Acquisition-related expenses (3)	8.6	0.4	--	0.5	7.7
Pension settlement charges (4)	95.7	95.7	--	--	--
Purchase accounting inventory adjustments (5)	14.3	--	--	2.2	12.1
Total Non-GAAP adjustments	1,124.8	307.4	251.0	260.9	305.5

Non-GAAP adjusted EBITDA	$ 1,242.2	$ 326.9	$ 313.2	$ 325.6	$ 276.5

Net sales	$ 11,603.4	$ 3,069.3	$ 2,957.8	$ 2,902.5	$ 2,673.8
Non-GAAP adjusted EBITDA margin %	10.7%	10.7%	10.6%	11.2%	10.3%

	For the Twelve Months Ended	For the Three Months Ended
	December 31, 2013	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013

GAAP net earnings attributable to RR Donnelley common shareholders	$ 211.2	$ 104.0	$ 14.7	$ 65.4	$ 27.1

Adjustments
Income (loss) attributable to noncontrolling interests	7.0	4.4	3.3	1.1	(1.8)
Income tax expense (benefit)	(9.2)	(62.0)	5.0	35.2	12.6
Interest expense - net	261.4	67.5	65.6	65.5	62.8
Investment and other expense (income) - net	27.4	18.2	(0.3)	6.0	3.5
Loss on debt extinguishment (1)	81.9	--	46.3	--	35.6
Depreciation and amortization	435.8	104.9	106.3	111.0	113.6
Restructuring, impairment and other charges - net (2)	133.5	52.9	38.1	19.8	22.7
Acquisition-related expenses (3)	5.9	3.7	1.1	0.1	1.0
Total Non-GAAP adjustments	943.7	189.6	265.4	238.7	250.0

Non-GAAP adjusted EBITDA	$ 1,154.9	$ 293.6	$ 280.1	$ 304.1	$ 277.1

Net sales	$ 10,480.3	$ 2,755.3	$ 2,614.9	$ 2,571.6	$ 2,538.5
Non-GAAP adjusted EBITDA margin %	11.0%	10.7%	10.7%	11.8%	10.9%

(1) Loss on debt extinguishment: Pre-tax losses were recognized related to the repurchases of senior notes prior to maturity, as well as the termination of the Previous Credit Agreement.

(2) Restructuring, impairment and other charges - net: Pre-tax charges for employee termination costs, lease termination and other costs, including charges related to multi-employer pension plan withdrawal obligations as a result of facility closures, and impairment of goodwill, intangible assets and other long-lived assets.

(3) Acquisition-related expenses: Legal, accounting and other expenses associated with completed or contemplated acquisitions.

(4) Pension settlement charges: Pre-tax charges were recognized for pension lump-sum settlement payments.

(5) Purchase accounting inventory adjustments: Recognition of charges as a result of inventory purchase accounting adjustments.

R.R. Donnelley & Sons Company
Debt and Liquidity Summary
As of December 31, 2014 and 2013
(UNAUDITED)
(in millions)

Total Liquidity (1)		December 31, 2014	December 31, 2013
Cash (2)		$ 527.9	$ 1,028.4
Amount available under the Credit Agreement (3)		1,262.7	387.5
		1,790.6	1,415.9
Usage
Borrowings under credit agreement (3)		--	--
Impact on availability related to outstanding letters of credit		--	--

Net Available Liquidity		$ 1,790.6	$ 1,415.9

Short-term and current portion of long-term debt		$ 203.4	$ 270.9
Long-term debt		3,429.1	3,587.0
Total debt		$ 3,632.5	$ 3,857.9

Non-GAAP adjusted EBITDA for the twelve months ended December 31, 2014 and 2013		$ 1,242.2	$ 1,154.9

Non-GAAP Gross Leverage (defined as total debt divided by non-GAAP adjusted EBITDA)		2.9x	3.3x

(1) Liquidity does not include uncommitted credit facilities, located primarily outside of the U.S.

(2) Approximately 88% and 39% of cash as of December 31, 2014 and 2013, respectively, was located outside of the U.S. The December 31, 2013 cash balance included $350.0 million of proceeds from the issuance of 6.5% senior notes in anticipation of the acquisition of Consolidated Graphics. During 2015, the Company's foreign subsidiaries are expected to make intercompany payments to the U.S. of approximately $30.0 million from foreign cash balances available at December 31, 2014. These payments, and additional payments up to approximately $250.0 million are expected to be made in 2015 and in future years, will be made in satisfaction of intercompany obligations. The Company has recognized deferred tax liabilities of $2.6 million as of December 31, 2014 related to local taxes on certain foreign earnings that are not considered to be permanently reinvested. Certain other cash balances of foreign subsidiaries may be subject to U.S. or local country taxes if repatriated to the U.S. In addition, repatriation of some foreign cash balances is further restricted by local laws.

(3) The Company has a $1.5 billion senior secured revolving credit agreement (the "Credit Agreement") which expires September 9, 2019. The Credit Agreement is subject to a number of covenants, including a minimum Interest Coverage Ratio and a maximum Leverage Ratio, both as defined and calculated in the Credit Agreement. There were no borrowings under the Credit Agreement as of December 31, 2014 or December 31, 2013. Based on the Company's results of operations for the twelve months ended December 31, 2014 and existing debt, the Company would have had the ability to utilize $1.3 billion of the $1.5 billion Credit Agreement and not have been in violation of the terms of the agreement.

	December 31, 2014	December 31, 2013
Stated amount of the Credit Agreement	$ 1,500.0	$ 1,150.0
Less: availability reduction from covenants	237.3	762.5
Total amount available	1,262.7	387.5

Less: borrowings under the Credit Agreement	--	--
Impact on availability related to outstanding letters of credit	--	--
Availability under the Credit Agreement	$ 1,262.7	$ 387.5
CONTACT: Investors:
         Dave Gardella
         SVP, Investor Relations
         312.326.8155
         david.a.gardella@rrd.com